SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification Number)
incorporation)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Information.

     On April 29, 2003, we issued our financial results and other data for the quarter ended March 31, 2003, including:

•	consolidated first quarter revenues of $203 million and net income of $9 million;

•	over $50 million in cash raised during the first quarter from tower sale-leaseback transactions; and

•	the following financial and operating data:

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002
(in millions, except per share amounts)

	Successor	Predecessor
	Company	Company

	2003	2002

Service revenues	$194	$187
Handset and accessory revenues	9	8

	203	195

Operating expenses
Cost of revenues (exclusive of depreciation shown separately below)	74	78
Selling, general and administrative	72	91
Restructuring and other charges	—	5
Depreciation	9	15
Amortization	9	3

	164	192

Operating income	39	3
Interest expense	(14)	(80)
Interest income	2	2
Foreign currency transaction losses, net	(11)	(74)
Other expense, net	(2)	(2)

Income (loss) from continuing operations before income tax provision	14	(151)
Income tax provision	(5)	(6)

Income (loss) from continuing operations	9	(157)
Discontinued operations
Income from operations of Nextel Philippines	—	2

Net income (loss)	$9	$(155)

Net income (loss) from continuing operations per common share, basic	$0.47	$(0.58)
Net income from discontinued operations per common share, basic	—	0.01

Net income (loss) per common share, basic	$0.47	$(0.57)

Net income (loss) from continuing operations per common share, diluted	$0.44	$(0.58)
Net income from discontinued operations per common share, diluted	—	0.01

Net income (loss) per common share, diluted	$0.44	$(0.57)

Weighted average number of common shares outstanding, basic	20	270

Weighted average number of common shares outstanding, diluted	21	270

(1)  As a result of the application of fresh-start accounting rules under SOP 90-7 in 2002 and other events related to the Company’s reorganization, the Successor Company’s financial statements for the three months ended March 31, 2003 are not fully comparable to the Predecessor Company’s financial statements for the three months ended March 31, 2002.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated April 29, 2003.

Item 9. Regulation FD Disclosure (Information Being Furnished Under Item 12).

     In accordance with the Securities and Exchange Commission Release No. 33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On April 29, 2003, we issued a press release announcing certain financial and operating results for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 9 of this Form 8-K by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)

By:	/s/ ROBERT J. GILKER

Robert J. Gilker
Vice President and General Counsel

Date: April 29, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated April 29, 2003.